EXHIBIT 99.2

                                  EARTHNETMEDIA

January 20, 2004

The EMCO/Hanover Group
11740-11 Sunset Boulevard
Los Angeles, CA 90049

Attention: Mr. Bruce W. Barren,
           Group Chairman

Gentlemen:

At your request and on your behalf EarthNetMedia, Inc. ("EarthNetMedia") has secured an exclusive agreement with Beijing Guo Xin Well-tel Technology Co., Ltd., a division of the Ministry of Information Industry of People Republic of China ("Ministry'). As part of this relationship and on behalf of The EMCO/Hanover Group ("EMCO/Hanover"), EarthNetMedia has already received its first assignment, Hangzhou Trunkingcom Science Technologies Co., Ltd. ("Hongzhou"), from the Ministry.

We look forward to working with EMCO/Hanover and designated alliances to make this opportunity a rewarding one for everyone involved.

Sincerely,

EarthNetMedia, Inc.

/s/ Alie Chang

Alie Chang
Chief Executive Officer

                           Email: e@earthnetmedia.com

P.O. Box 1665 o Santo Monica, CA 90406 o Tel: (310) 459-1081 Fax: (310) 459-8530